U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): December 17, 2008

Commission File Number: 000-31987

TEXHOMA ENERGY, INC.
(Name of Registrant in its Charter)

NEVADA	20-4858058
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

100 Highland Park Village
Suite 200
Dallas, Texas 75205
(Address of principal executive offices)

(214) 295-3380
(Issuer Telephone Number)

                 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

In December 2008, six (6) shareholders of Valeska Energy Corp. (“Valeska” and the “Valeska Shareholders”), an affiliate of Texhoma Energy, Inc. (the “Company,” “we,” and “us”), whose Chief Executive Officer is Daniel Vesco, our Chief Executive Officer and Director, entered into Share Exchange Agreements with Valeska, whereby such Valeska Shareholders agreed to exchange 96.2% of Valeska’s outstanding Class A Shares, totaling 2,550,000 Class A Shares and an equal number of warrants to purchase Class A Shares of Valeska’s stock for an aggregate of 44,400,000 shares of our restricted common stock which Valeska then held.  Each Valeska Shareholder in effect exchanged one Class A Share and one warrant to purchase one Class A Share for 17.4 shares of our common stock which was then held by Valeska.

Valeska claims an exemption from registration afforded by Section 4(1) and Section 4(2) of the Securities Act of 1933, as amended, for the above re-issuances, since the re-issuances did not involve a public offering, the recipients took the securities for investment and not resale and appropriate measures were taken to restrict transfer.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On or about January 12, 2009, Ibrahim Nafi Onat resigned as a Director of the Company and as Vice President of Operations.  As a result of the resignation of Mr. Onat, Daniel Vesco was our only officer and Director.

On or around January 13, 2009, Gilbert Steedley was appointed as a Director of the Company by Daniel Vesco, to fill the vacancy left by Mr. Onat’s resignation.  Shortly thereafter, on January 13, 2009, Mr. Vesco tendered his resignation as a Director and officer (Chief Executive Officer, Principal Financial Officer, Secretary and Treasurer) of the Company, and Mr. Steedley was appointed as the Company’s Chief Executive Officer, Principal Accounting Officer, Secretary and Treasurer.  Mr. Vesco also resigned as an officer and Director of Texaurus Energy, Inc., our wholly owed Delaware Subsidiary.

Gilbert Steedley:

Mr. Steedley, age 43, previously served as the Director of Equities Business Development at the American Stock Exchange from April 2006 to October 2008.  Since October 2008, Mr. Steedley has served as a Director of Markland Technologies, Inc.  From May 2000 to April 2006, Mr. Steedley served as a Director of Issuer Services at the American Stock Exchange.  From September 1999 to May 2000, Mr. Steedley served as a Senior Research Analyst, Issuer Services, at NASDAQ.  Prior to that, from May 1996 to August 1999, Mr. Steedley served as the Director, Bureau of Community Management Services of Office of Children and Family Services in New York, New York.  Prior to that, Mr. Steedley also served as a Research Analyst/Associate Editor in the Statistics Department of Forbes Magazine.  Mr. Steedley received a Bachelor of Science Degree in Finance from Mercy College in New York City, in 1987 and his Masters of Business Administration from Delaware State University in 1996.

Mr. Steedley entered into an Employment Agreement with the Company in connection with his appointment as an officer of the Company.  Pursuant to the Employment Agreement, Mr. Steedley agreed to perform services for the Company on a part-time basis for a period of at least three (3) months.  Mr. Steedley will be paid $1,000 per month for the initial three (3) month term and will receive a bonus of $600, assuming he is still employed by us at the end of the three (3) month term.

ITEM 8.01.	Other Events.

We currently owe approximately $7.8 million pursuant to our outstanding Secured Term Note held by Laurus Master Fund, Ltd. (“Laurus”).  The Secured Term Note bears interest at the Wall Street Journal Prime Rate plus 2%, payable monthly in arrears.

Additionally, the Note provides for payments of interest equal to eighty percent (80%) of the gross production revenue received by Texaurus Energy, Inc., our wholly owned subsidiary (“Texaurus”), relating to all oil and gas properties owned by Texaurus, for the prior calendar month.  The maturity date of the Secured Term note is March 27, 2009.  The outstanding shares of Texaurus are pledged as collateral to secure the repayment of the Secured Term Note, and in addition, we guaranteed the repayment of the Secured Term Note when due.  Texaurus represents substantially all of our assets, operations and revenues. Due to prior write-downs of the value of the assets owned by Texaurus (the “Texaurus Assets”, which as a result of the pledge of Texaurus’ stock, secure the repayment of the Secured Term Note) as previously reported in our periodic filings and the recent declines in the trading values of oil and gas, we currently believe that the Texaurus Assets are worth substantially less than the remaining outstanding amount of the Secured Term Note.  As a result, and as a result of the fact that we do not have a sufficient amount of cash on hand or liquid assets to repay the Secured Term Note and do not anticipating having sufficient funds to repay the Secured Term Note when due, we have recently been in discussions with Laurus regarding a potential foreclosure of the assets secured by the Secured Term Note, which there can be no assurance will be agreed to or if agreed to, will be affected by the parties.

At this time, no additional financing has been secured to repay the Secured Term Note when due.  Our continued operations could be impaired by limitations on our access to capital as well as potential penalties we may be forced to pay to Laurus in connection with our failure to repay the Secured Term Note or interest thereon. Without additional financing, or a restructuring of the Secured Term Note or Texaurus in general, we may not be able to continue our operations and/or repay our current obligations.  There can be no assurance that capital from outside sources will be available on favorable terms, if at all.  Additionally, as the current value of the Texaurus Assets is substantially less than the outstanding value of the Secured Term Note, if Laurus were to foreclose on the Texaurus Assets, we could still owe a substantial amount of money to Laurus, in connection with our guaranty of the Secured Term Note, which we do not have and do not have access to.

Moving forward in the near term, it is likely that in the event we cannot find additional funding to repay the Secured Term Note and/or Laurus will not work with us to restructure or foreclose on the Secured Term Note we may be forced to scale back our operations or consider alternative business strategies such as taking the Company private and/or ceasing our periodic filing requirements. Additionally, moving forward, depending on the outlook of the marketplace and the likelihood that we will be able to repay and/or restructure our debt obligations, we may be forced to file for Chapter 7 or Chapter 11 Bankruptcy protection, the result of which could be that any securities and/or interest in our Company would become illiquid and/or worthless, as we anticipate Laurus receiving the majority (if not all) of the value of our assets in any liquidation or restructuring.

ITEM 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Employment Agreement with Gilbert Steedley
SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXHOMA ENERGY, INC.

/s/ Gilbert Steedley
Gilbert Steedley
Chief Executive Officer

January 14, 2009